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                                                                Exhibit 99.1


[SOLUTIA logo]

                                        News


                                              SOLUTIA INC.
                                              575 Maryville Centre Drive
                                              St. Louis, Missouri 63141

                                              P.O. Box 66760
                                              St. Louis, Missouri 63166-6760

   FOR IMMEDIATE RELEASE
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                                      MEDIA: Dan Jenkins (314) 674-8552
                                      INVESTORS: Tim Spihlman (314) 674-5206



                      SOLUTIA REACHES AGREEMENT TO SELL
                      PHARMACEUTICAL SERVICES BUSINESS


ST. LOUIS - MAY 24, 2006 - Solutia Inc. (OTCBB: SOLUQ), today announced that its subsidiary, Solutia Europe SA/NV ("SESA"), has reached a definitive agreement to sell its Pharmaceutical Services business, comprised of CarboGen AG and AMCIS AG. Under the terms of the agreement, Dishman Pharmaceuticals & Chemicals Ltd. will purchase 100 percent of the stock of CarboGen and AMCIS, as well as certain other assets used in the Pharmaceutical Services business, for $74.5 million, subject to working capital adjustment. This transaction is subject to removal of the restrictions related to the sale under SESA's Euronotes, authorization by the bankruptcy court overseeing Solutia's reorganization, and government and regulatory approvals, which are expected by August 31, 2006.

         CarboGen and AMCIS (http://www.carbogen-amcis.com) provide seamless drug development and commercialization services for leading pharmaceutical and biotechnology companies. During the year 2005, the business had sales of approximately CHF 80 million. The Pharmaceutical Services business has world-class research and development facilities at three sites



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in Switzerland: Aarau, Bubendorf, and Neuland. All intellectual property, patents and trademarks, customer contracts, as well as employees of the Pharmaceutical Services business are included in the transaction.

         Dishman Pharmaceuticals & Chemicals Ltd. (http://www.dishmangroup.com) is a globally focused company, involved in the manufacture of APIs (active pharmaceutical ingredients), API intermediates, quaternary compounds and fine chemicals. Headquartered in Ahmedabad, India, Dishman has exports spanning all continents.

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FORWARD LOOKING STATEMENTS

         This press release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "may," "will," "intends," "plans," "estimates" or "anticipates," or other comparable terminology, or by discussions of strategy, plans or intentions and include, but are not limited to, any discussions regarding Reorganized Solutia's valuation, the amount of allowed general unsecured claims, and the percentage of recovery for holders of general unsecured claims. These statements are based on management's current expectations and assumptions about the industries in which Solutia operates, the valuation of Reorganized Solutia, the terms of the Plan of Reorganization, and confirmation of the Plan of Reorganization. Forward-looking statements are not guarantees of future performance or of the terms any plan of reorganization that will ultimately be confirmed by the bankruptcy court in the Chapter 11 Cases and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the Disclosure Statement, Solutia's most recent Annual Report on Form 10-K, under "Cautionary Statement About Forward-Looking Statements," Solutia's quarterly reports on Form 10-Q, and in filings with the U.S. Bankruptcy Court in connection with the Chapter 11 case of Solutia Inc. and 14 of its U.S. subsidiaries. These reports and filings can be accessed through the "Reorganization" and "Investors" sections of Solutia's website at www.solutia.com. Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

CORPORATE PROFILE

         Solutia (http://www.Solutia.com) uses world-class skills in applied chemistry to create value-added solutions for customers, whose products improve the lives of consumers every day. Solutia is a world leader in performance films for laminated safety glass and after-market applications; process development and scale-up services for pharmaceutical fine chemicals; specialties such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluid and an integrated family of nylon products including high-performance polymers and fibers.
Solutia ... Solutions for a Better Life.


SOURCE: SOLUTIA INC.
ST. LOUIS
5/24/06




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